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                                  EXHIBIT 5.0



                                 July 29, 1998



                                                               Montgomery Office



Board of Directors
Superior Financial Corp.
5000 Rogers Avenue
Fort Smith, Arkansas 72903


     Re: Registration Statement on Form S-1 relating to the registration of 10,079,703 shares of Common Stock of Superior Financial Corp. and $60,000,000 of 8.65% Senior Notes due 2003


Gentlemen:


     We have acted as special counsel to Superior Financial Corp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1 (the "Registration Statement") which registers 10,079,703 shares of the Company's common stock, $0.01 par value per share, and $60,000,000 of 8.65% Senior Notes due 2003 (collectively, the "Superior Securities") for resale by certain stockholders of the Company who acquired the Superior Securities pursuant to an exemption from the registration requirements contained in Section 5 of the Securities Act. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     (i) The Company is a corporation duly organized and existing under the laws of the State of Delaware;
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     (ii)   The Superior Securities are validly authorized, legally issued, fully paid and nonassessable;

     (iii) Under the laws of the State of Delaware, no personal liability attaches to the ownership of the shares of Common Stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In consenting to the inclusion of our opinion in the Registration Statement, we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act.


                                     Sincerely yours,

                                     MILLER, HAMILTON, SNIDER & ODOM, L.L.C.


                                     /s/ Miller, Hamilton, Snider & Odom, L.L.C.

WHH/jb